Exhibit 10.11

GeNO, LLC

OPTION AGREEMENT

This Option Agreement (the “Agreement”) is entered into as of October         , 2013 by and between GeNO, LLC, a Delaware limited liability company (the “Company”), and                      (the “Optionee”).

Introduction

Pursuant to the Company’s Eighth Amended and Restated Limited Liability Company Agreement, dated as of September 20, 2013 (as further amended from time to time, the “LLC Agreement”), the Company has adopted its 2007 Incentive Common Share Plan, originally adopted as of August 7, 2007 (as amended to date, the “Plan”). Pursuant to the Plan, the Committee has authorized the grant of options to acquire the Company’s Incentive Common Shares (the “Common Shares”). Capitalized terms used herein and not defined shall have the meanings given to them in the Plan.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee an option (the “Option”) to purchase an aggregate of up to                      Common Shares, subject to the terms and conditions of this Agreement and the Plan. The exercise price for each of the Common Shares subject to this Option is $5.25.

2. Vesting.

(a) Time Based Vesting. The Vesting Start Date of this Option is [            ]. Subject to the other provisions of this Agreement, so long as the Optionee maintains a business relationship with the Company or any Related Company through the following dates, the Common Shares subject to this Option shall vest in four equal installments of 25% annually on the anniversary of the Vesting Start Date. Upon the occurrence of a Termination Event (as defined below), unless the Company otherwise agrees in writing to the Optionee, only the Common Shares subject to this Option that have vested prior to the Termination Event pursuant to the prior sentence may be exercised by the Optionee as set forth in Section 3. A “Termination Event” means any of the following: (i) the Optionee’s death, (ii) the Optionee’s Disability (as defined below) or (iii) termination of Optionee’s employment or non-employee consulting or other non-employee service relationship with the Company or any Related Company. The term “Disability” shall mean, and the Optionee shall be deemed to have a “Disability” and his provision of services to the Company terminated on account thereof, and such termination will be deemed a Termination Event, if the Optionee has been unable to substantially perform the duties assigned to him by the Board of Managers (the “Board”) or a Manager due to physical or mental incapacity and such incapacity has lasted for (i) an aggregate of 120 days during any 12-month period or (ii) 90 consecutive days during any 12-month period.

(b) Liquidation Event. If there has been no Termination Event prior to a Liquidation Event (as defined in the LLC Agreement), one hundred percent (100%) of the Common Shares subject to this Option shall become vested at the time of a Liquidation Event.

3. Exercise of Option.

(a) General. This Option is only exercisable for Common Shares that have vested under the provisions of this Agreement.

(b) Timing of Exercise of Option. Under no circumstances may this Option be exercised more than ten (10) years after the date hereof, unless otherwise determined by the Committee. This Option shall become null and void if not exercised within the time periods required by this Section 3(b).

(i) Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee’s death, this Option may be exercised, to the extent exercisable on the date of death, by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the date the Option expires, if earlier.

(ii) Termination Due to Disability. If the Optionee’s employment terminates by reason of the Optionee’s Disability (as determined by the Committee), this Option may be exercised, to the extent exercisable on the date of termination, by the Optionee for a period of 12 months from the date of termination or until the Option expires, if earlier. The death of the Optionee during the 12-month period provided in this Section 3(b) shall extend such period for another 12 months from the date of death or until the date the Option expires, if earlier.

(iii) Termination for Misconduct. If the Optionee’s employment terminates for Misconduct, this Option shall terminate immediately as of termination and be of no further force and effect. For purposes hereof, “Misconduct” shall mean shall mean any one or more of the following: (a) the commission of an act of embezzlement, fraud or dishonesty; (b) the deliberate disregard of the rules or policies of the Company or any of its affiliates which results in material loss, damage or injury to the Company or any affiliate, whether directly or indirectly; (c) the unauthorized disclosure of any trade secret or confidential information of the Company or any of its affiliates; (d) the material breach by the Optionee of any agreement with the Company or any of its affiliates, including without limitation any non-disclosure or non-competition agreement between the Optionee and the Company or any of its affiliates; or (e) the willful and continuing or repeated failure by the Optionee to perform his or her material responsibilities to the Company or any of its affiliates.

(iv) Other Termination. If there occurs a Termination Event other than the Optionee’s death or Disability, or Misconduct, and unless otherwise determined by the Committee, any portion of this Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the date the Option expires, if earlier. Any portion of this Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Committee’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and the Optionee’s representatives or legatees.

(c) Exercise Procedure. Subject to the conditions set forth herein and in the Plan, the Option may be exercised by the Optionee’s delivery of written notice to the Company specifying the number of Common Shares to be purchased and the purchase price therefor, accompanied by payment in full and any amounts described in Section 3(f) hereof.

(d) Payment of Purchase Price Prior to Initial Public Offering. Prior to the closing of an Initial Public Offering, the price for Common Shares purchased hereunder shall be paid by delivery to the Company of (i) cash or a check to the order of the Company, or (ii) any other lawful consideration approved in writing by the Committee. The Company shall, upon receipt of payment in full for Common Shares properly purchased hereunder and any amounts described in Section 3(f) hereof, promptly issue the Common Shares.

(e) Payment of Purchase Price On or After the Closing of an Initial Public Offering.

(i) On or after the closing of an Initial Public Offering, payment of the purchase price for the Common Shares may be made by one or more of the following methods: (a) in cash, by certified or bank check or other instrument acceptable to the Committee; (b) through the delivery (or attestation to the ownership) of the Common Shares that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Committee; (c) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or (d) a combination of (a), (b) and (c) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Common Shares will be contingent upon the Company’s receipt from the Optionee (or a purchaser acting in the Optionee’s stead in accordance with the provisions of the Option) of (i) full payment for the Common Shares, as set forth above, (ii) any amounts described in Section 3(f) hereof, and (iii) any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Common Shares to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the Common Shares will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned Common

Shares through the attestation method, the number of Common Shares transferred to the Optionee upon exercise of the Option shall be net of the number of Common Shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Options may be permitted through the use of such an automated system.

(ii) The Common Shares purchased upon exercise of this Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Common Shares subject to this Option unless and until this Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the Common Shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Common Shares.

(iii) The minimum number of Common Shares with respect to which this Option may be exercised at any one time shall be 100 Common Shares, unless the number of Common Shares with respect to which this Option is being exercised is the total number of Common Shares subject to exercise under this Option at the time.

(iv) Notwithstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable after the date the Option expires, as provided herein.

(f) Tax Withholding. The Company’s obligation to issue such Common Shares is also subject to the satisfaction of all applicable tax withholding requirements, which shall be satisfied by the remittance by the Optionee to the Company of the required taxes prior to the issuance of the Common Shares or in such other reasonable manner as may be acceptable to the Company.

4. LLC Agreement. Prior to the closing of an Initial Public Offering, if the Optionee or other holder of this Option is not already a party to the LLC Agreement, the Optionee’s right to exercise this Option and the Company’s obligation to issue Common Shares upon exercise of this Option are subject to the execution by the Optionee (or other holder of this Option) of a supplemental signature page or instrument of accession to the LLC Agreement in a form required by the Company pursuant to which the Optionee (or other holder of this Option) becomes a party to and bound by the LLC Agreement as a “Member” (as such term is defined in the LLC Agreement).

5. Noncompetition and Confidentiality Covenants. The Optionee hereby reaffirms any and all noncompetition and confidentiality covenants with the Company or any Related Company, the terms of which are incorporated by reference herein.

6. Miscellaneous.

(a) This Agreement shall be subject in all respects to the terms of the Plan, and the Optionee and the Optionee’s transferees shall be bound by the terms of the Plan as if incorporated into this Agreement in their entirety. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern. This Agreement and the Plan constitute the final and entire agreement with respect to the matters contemplated hereby and replace and supercede all other agreements and understandings relating hereto.

(b) This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(c) Except as provided herein, this Agreement may not be amended or modified except in a writing signed by the Company and the Optionee. No waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such waiver is sought unless it is made in writing and signed by or on behalf of such party. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate and be construed as a waiver or a continuing waiver by that party of the same or any subsequent breach of any provision of this Agreement by the other party. No delay or omission by any party in exercising any right under this Agreement shall operate as a waiver of that or any other right.

(d) All notices under this Agreement shall be sent by certified mail, return receipt requested, or by recognized overnight delivery service, or delivered by hand (i) if to the Company, to the Company’s headquarters address, or (ii) if to the Optionee, at the Optionee’s address set forth below or at such other address as may be designated in writing by either of the parties to one another in accordance with this Section.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Optionee waives any right to a trial by jury in the event of any legal proceeding arising out of or relating to this Agreement.

(f) This Agreement may be executed in counterparts, including counterpart signature pages and counterparts by facsimile, each of which taken together shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Option has been executed as of the date first set forth above.

GeNO, LLC

By
Name:
Title:

The undersigned Optionee hereby accepts this Option and agrees to the terms and conditions thereof and of the Plan, and acknowledges receipt of a copy of the Plan.

Name:
ADDRESS:

[Signature Page to Option Agreement]